UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):    September 22, 2015

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9390	95-2698708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9330 BALBOA AVENUE, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)

Changes to Deferred Compensation Programs. Jack in the Box Inc. (the “Company”) sponsors both qualified and non-qualified deferred compensation plans. The Jack in the Box Inc. Easy$aver Plus Plan (the “401(k) Plan”) is a qualified defined contribution plan, from which most of our highly compensated employees have been excluded from participation. Effective as of January 1, 2016, the qualified 401(k) Plan was amended to (a) expand the group of employees eligible to participate in the 401(k) Plan to include all restaurant employees and any highly compensated employees previously excluded from the plan; (b) adopt “safe harbor” provisions (as defined pursuant to the Internal Revenue Code (the “Code”)) including a matching contribution formula equal to 100% of the first four percent of compensation deferred by participants; and immediately vest company matching contributions at 100%.

The Jack in the Box Inc. Executive Deferred Compensation Plan (“EDCP”) is an unfunded, non-qualified deferred compensation plan available to certain key employees, intended to be exempt from the vesting, funding and fiduciary requirements set forth in Title I of ERISA. The EDCP provides eligible participants the opportunity to defer up to 50% of their base salary and up to 85% of their annual cash incentive compensation. Deferral and distribution elections are made by participants in accordance with the EDCP and Code Section 409A. Deferrals are payable in cash in either lump sums or installments at certain future dates as specified by participants in accordance with the EDCP or upon the occurrence of certain events, such as death, termination of employment, or in the event of a financial hardship, as defined in the EDCP. The Company will require a six month delay in the payment of EDCP benefits if the participant is a “specified employee” pursuant to Code Section 409A. Deferred amounts are credited with earnings, gains and losses in accordance with investment crediting options established by the Company from time to time, and with employer contributions including “matching contributions,” “discretionary contributions,” and “supplemental contributions” made by the Company to participants’ accounts in accordance with the EDCP. A participant will be 100% vested at all times in his or her elective contributions to the EDCP. Employer contributions to the EDCP are subject to the vesting schedules contained in the EDCP.

On September 17, 2015, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved replacing the current company matching contribution formula -- equal to 100% of the first three percent of compensation deferred by participants -- with a restoration matching contribution intended to coordinate the EDCP with the changes to the 401(k) Plan and likewise effective for compensation deferred after January 1, 2016. This restoration matching contribution is intended to “restore” up to the full four percent potential company matching contribution for participants whose elective deferrals to the 401(k) plan (and related company matching contributions) were limited due to Code limits applicable to qualified plans. Under the restoration matching contribution, beginning January 1, 2016, a participant employed on the last day of the plan year shall receive a credit in his or her restoration matching contribution account equal to (i) the maximum matching contribution that would be available under the qualified 401(k) Plan if his or her compensation under that plan was not reduced by deferrals to the EDCP and/or the limits of Code Section 401(a)(17), less (ii) the maximum matching contribution that could be credited to the participant under the 401(k) Plan given applicable Code limits; provided, however, the credit shall not exceed 100% of deferrals to the EDCP in the plan year to which it relates. Participants will be 100% vested in their restoration matching contribution at all times. The restoration matching contribution will be credited with earnings, gains, and losses in accordance with the EDCP. All of our fiscal 2014 NEOs participate in the EDCP and will be eligible for the restoration matching contribution.

The Committee also approved other non-material, minor changes to the EDCP in order to clarify compliance with 409A or for other non-material administrative purposes.

The foregoing descriptions of the EDCP amendments are qualified in their entirety by reference to the terms of the plan, a copy of which has been filed as Exhibit 10.4.1 hereto.

Clarifying Amendment to Jack in the Box Inc. Supplemental Executive Retirement Plan (SERP).

On September 17, 2015, the Committee approved a technical amendment to the SERP. The SERP was closed to new participants in 2007. The SERP is an unfunded non-qualified defined benefit plan available to select key employees of the Company who are designated by management, intended to be exempt from the vesting, funding and fiduciary requirements set forth in Title I of ERISA. The SERP provides retirement income, on a defined-benefit basis, without regard to Code limitations, with a participant’s benefit amount increasing for each year of service up to 20 years. The Company also maintains a tax-qualified defined benefit pension plan (the “Retirement Plan”), in which our Jack in the Box employees hired prior to 2011 participate. The Retirement Plan was closed to new employees hired on or after January 1, 2011 and will “sunset” on December 31, 2015, such that our participating employees will no longer accrue additional benefits based on additional pay and service after December 31, 2015. The SERP was amended to clarify and confirm that the definition of “Years of Service” in the SERP is not affected by the Retirement Plan sunset, such that participants in the SERP will continue to accrue Years of Service in the SERP after December 31, 2015. Two fiscal 2014 NEOs are participants in the SERP as they were hired or promoted to an eligible position prior to 2007.

The foregoing description of the SERP amendment is qualified in its entirety by reference to the terms of the amendment, a copy of which has been filed as Exhibit 10.3.1 hereto.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS
(d)       Exhibits.

Exhibit No.	Title
10.3.1	First Amendment to Jack in the Box Inc. Supplemental Executive Retirement Plan, As Amended and Restated Effective January 1, 2009
10.4.1	Jack in the Box Inc. Executive Deferred Compensation Plan, As Amended and Restated Effective January 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK IN THE BOX INC.

By:	/s/ Jerry P. Rebel
Jerry P. Rebel
Executive Vice President
Chief Financial Officer
(Principal Financial Officer)
(Duly Authorized Signatory)
Date: September 22, 2015